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                                                                    Exhibit 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in the following Registration Statements of Open Text Corporation of our report on the financial statements of Centrinity Inc. dated November 12, 2001, except as to note 17, which is as of January 6, 2003 appearing in this Current Report of Open Text Corporation on Form 8-K/A dated January 16, 2003:

o Stock Option Grants to P. Thomas Jenkins, Michael F. Farrell and Saman Farazdaghi; Employee Stock Option Plan; Restated 1995 Flexible Stock Incentive Plan; 1995 Replacement Stock Option Plan; 1995 Supplementary Stock Option Plan; and 1995 Directors Stock Option Plan (Registration Statement No. 333-5474).

o 1995 Directors Stock Option Plan and Restated 1995 Flexible Stock Incentive Plan (Registration Statement No. 333-6934).

o Restated 1995 Flexible Stock Incentive Plan (Registration Statement No. 333-08606).

o    Employee Stock Purchase Plan (Registration Statement No. 333-08604)

o    1998 Stock Option Plan (Registration Statement No. 333-10220).

o Restated 1995 Flexible Stock Incentive Plan (Registration Statement No. 333-08608).

o 1998 Stock Option Plan and Employee Stock Purchase Plan (Registration Statement No. 333-87024).



/s/ Deloitte & Touche LLP
Chartered Accountants

Toronto, Ontario
January 16, 2003